UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 4, 2015

_________________

LED LIGHTING COMPANY

 (Exact name of registrant as specified in its charter)

DELAWARE	000-54146	46-3457679
(State or other jurisdiction of incorporation or organization)	Commission file number	(IRS Employer Identification No.)

2090 Novato Boulevard

Novato, California 94947

 (Address of principal executive offices)

(415) 209-6468

(Registrant’s telephone number)

_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

.	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

.	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

.	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

.	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02

Unregistered Sales of Registered Securities

Effective August 4, 2015, LED Lighting Company (the “Company”) agreed to convert a total of $393,856 in outstanding debt and trade payables owed to 8 Company shareholders into a total of 3,938,566 shares of restricted common stock.  The issuance of shares were made in reliance on the exemption provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) for the offer and sale of securities not involving a public offering, and Regulation D promulgated under the Securities Act.  The Company’s reliance upon Section 4(2) of the Securities Act in issuing the securities was based upon the following factors: (a) the issuance of the securities were isolated private transactions by us which did not involve a public offering; (b) there was only 8 recipients and all recipients are Company shareholders; (c) there were no subsequent or contemporaneous public offerings of the securities by the Company; (d) the securities were not broken down into smaller denominations; (e) the negotiations for the issuance of the securities took place directly between the individuals and the Company; and (f) the recipients of the securities are all accredited investors.

Effective August 4, 2015, the Company agreed to issue to a Company consultant 500,000 shares of restricted common stock as compensation for services provided to the Company.  The issuance of shares were made in reliance on the exemption provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) for the offer and sale of securities not involving a public offering, and Regulation D promulgated under the Securities Act.  The Company’s reliance upon Section 4(2) of the Securities Act in issuing the securities was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there was only one recipient; (c) there were no subsequent or contemporaneous public offerings of the securities by the Company; (d) the securities were not broken down into smaller denominations; (e) the negotiations for the issuance of the securities took place directly between the individual and the Company; and (f) the recipient of the securities was an accredited investor.

After the share issuances described above, the Company will have 13,157,195 shares of common stock outstanding.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

LED LIGHTING COMPANY

Dated: August 5, 2015	By:	/s/ Kevin Kearney
Kevin Kearney Chief Executive Officer